UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): July 14, 2014

TECHPRECISION CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51378	51-0539828
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

3477 Corporate Parkway, Suite 140
Center Valley, PA 18034
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (484) 693-1700

Copies to:

Scott R. Jones
Pepper Hamilton LLP
3000 Two Logan Sq.
18th and Arch Streets
Philadelphia, PA 19103-2799
Phone: (215) 981-4000
Fax: (215) 981-4750

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 14, 2014, TechPrecision Corporation (the “Company”) entered into a Separation, Severance and Release Agreement (the “Separation Agreement”) with Bob Francis, who served as President and General Manager of Ranor, Inc., a wholly owned subsidiary of the Company (“Ranor”) until June 23, 2014.  The Separation Agreement amends Mr. Francis’ existing employment agreement, dated January 27, 2012, by and between Ranor and Mr. Francis (the “Employment Agreement”).  Pursuant to the Separation Agreement, effective as of June 23, 2014, Mr. Francis will provide transition services as a consultant to the Company and the Company will pay Mr. Francis an amount equal to $19,166.66 on a monthly basis for three months.  Mr. Francis’ other benefits, including health and medical benefits, under the Employment Agreement will not be continued past June 23, 2014.

In addition to the compensation arrangements described above, the Separation Agreement contains customary provisions relating to confidentiality, non-competition, and non-disparagement and includes provisions for a general release of claims.

The foregoing description of the Separation Agreement is qualified in its entirety by reference to the Separation Agreement, a copy of which is attached hereto as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Separation, Severance and Release Agreement, dated July 14, 2014 between TechPrecision Corporation and Robert Francis

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 18, 2014	By: /s/ Richard Fitzgerald
Name: Richard Fitzgerald Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit

10.1	Separation, Severance and Release Agreement, dated July 14, 2014 between TechPrecision Corporation and Robert Francis